Exhibit 10.21

IN TIIE CIRCUIT COURT OF TIIE STATE

OF OREGON

FOR THE COUNTY OF CLACKAMAS

Kirkman Group, Inc., a Nevada corporation,

Kirkman Laboratories, Inc., an Oregon

corporation,

and Kirkman Group International, Inc.

Plaintiffs,

vs.

HTO Nevada Inc., a Delaware corporation,

HTO Holdings Inc., Hemptown Organics

Corp.,

Hemptown USA, LLC., and FUNCTIONAL

BRANDS INC.

Defendants.

Case No.

CONFESSION OF JUDGMENT WITH UCC

FORECLOSURE RIGHTS AND BUSINESS

CONTINUITY PROVISIONS

Filing Fee Authority:__________

Amount In Controversy: $2,417,366

Filing Fee: $____________

NOT SUBJECT TO MANDATORY

ARBITRATION

1. Confession of Judgment

Pursuant to ORCP 73, Defendants HTO Nevada Inc., HTO Holdings Inc., Hemptown Organics Corp., Hemptown USA LLC, and FUNCTIONAL BRANDS INC. (collectively “Defendants”), hereby confess judgment in favor of Plaintiffs Kirkman Group, Inc., Kirkman Laboratories, Inc., and Kirkman Group International, Inc. (collectively “Plaintiffs”), for the sum of two million four hundred seventeen thousand, three hundred sixty-six dollars ($2,417,366.00) pursuant to the terms of a Fourth Amended Forbearance Agreement dated September 24, 2024 (“Forbearance Agreement”), less any payments made by or on behalf of Defendants under the Forbearance Agreement.

2. Security Interest and UCC Filings

Defendants acknowledge that Plaintiffs hold valid and perfected frrst security interests in all of Defendants’ assets described in the UCC Financing Statements filed with the Secretary of State of Oregon under UCC Filing Nos. 93201126. These filings include, but are not limited to, all inventory, equipment, accounts receivable, intellectual property, websites, domain names, social media accounts, and other general intangibles as collateral to secure repayment of the amounts owed under this Confession of Judgment.

3. Foreclosure Rights and Business Continuity Provisions

In the event of default by Defendants under the terms of the Forbearance Agreement or this Confession of Judgment, including failure to malce scheduled payments, Plaintiffs shall have the right to:

a. Foreclosure on Collateral and Business Continuity

Upon default, Plaintiffs may initiate foreclosure proceedings to seize, repossess, and talce full control of all assets subject to their perfected security interests under the UCC filings. This includes the right to:

●	Repossess and take control of all physical and intellectual property, including inventory, equipment, accounts receivable, intellectual property, websites, domain names, e commerce platforms, social media accounts, and other digital assets or infrastructure necessary to continue the operation of the business.

●	Assume control of ongoing customer contracts, sales operations, vendor relationships, and any agreements necessary to maintain the continuity of business operations.

●	Plaintiffs shall have the right to continue to operate the business, manage employees, generate revenue, and fulfill customer and vendor obligations indefinitely or for as long as necessary to satisfy the amounts due under this Confession of Judgment.

b. No Obligation to Sell the Business

Plaintiffs are under no obligation to sell the business or its assets to satisfy the debt. Plaintiffs may continue to operate the business in its current form, using the foreclosed assets to generate revenue and repay the outstanding balance owed by Defendants under this Confession of Judgment.

c. Valuation ofForeclosedAssets for Repayment

In lieu of a sale, the value of the foreclosed assets may be determined by a qualified third-party appraiser appointed by the Plaintiffs, provided that the selection of the appraiser is commercially reasonable. The appraiser shall establish the fair market value of the business, and its assets based on a liquidation estimation. This appraised value shall be applied towards the satisfaction of the debt owed by Defendants.

●	If the appraised value of the foreclosed assets exceeds the amount owed, the debt shall be considered satisfied, and no further action shall be required by Defendants.

●	If the appraised value is less than the amount owed, Plaintiffs may continue to operate the business and generate revenue from its operations. Defendants’ rights to any surplus or proceeds from the business operations, including revenues generated beyond the liquidation value, shall be fully and permanently extinguished.

d. Waiver of Surplus Revenue and Deficit

Plaintiffs shall retain all surplus revenue generated from the operation of the business beyond the appraised liquidation value of the assets. Defendants shall have no claim or entitlement to any surplus revenue generated by the business once the liquidation value is determined.

●	Plaintiffs agree to excuse any remaining deficit or shortfall between the liquidation value and the total amount of the judgment, thereby fully extinguishing Defendants’ rights to any further participation or interest in the business, its operations, or its revenues.

e. Optional Sale or Assignment of Business

While Plaintiffs are not required to sell the business, they shall retain the option to do so at their sole discretion. Any decision to sell or assign the business or its assets to a third party shall be entirely at the discretion of Plaintiffs, but is not necessary for the satisfaction of the debt.

4. Notice of Default and Cure Period

In the event of default, Plaintiffs shall provide Defendants with written notice of default. Defendants shall have 5 business days from the receipt of such notice to cure the default. If Defendants fail to cure the default within this period, Plaintiffs may proceed with foreclosure and assume control of the business as outlined herein.

5. Waiver of Defenses and Rights

Defendants expressly waive any and all rights to contest or object to the foreclosure proceedings or the transfer of business assets to Plaintiffs in connection with the enforcement of this Confession of Judgment. Defendants further waive any defenses, set-offs, or counterclaims in connection with the continued operation of the business by Plaintiffs.

6. Jurisdiction and Governing Law

This Confession of Judgment and all matters arising out of or relating to this Confession of Judgment, including, without limitation, the validity, interpretation, construction, performance, and enforcement of this Confession of Judgment, shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to conflicts oflawprinciples.

a. Exclusive Jurisdiction

The parties agree that any legal suit, action, or proceeding arising out of or relating to this Confession of Judgment shall be brought exclusively in the Circuit Court for the State of Oregon, Clackamas County. Defendants expressly consent to the jurisdiction of this Court and waive any objection based on improper venue or forum non conveniens.

7. Defendant Information

Defendants HTO Nevada Inc., HTO Holdings Inc., Hemptown Organics Corp., Hemptown USA LLC, and FUNCTIONAL BRANDS INC. are Delaware and Oregon corporations or limited liability companies with principal places of business in Oregon, as follows:

●	HTO Nevada Inc., Delaware corporation, Lake Oswego, Clackamas County, Oregon;

●	HTO Holdings Inc., Delaware corporation;

●	Hemptown Organics Corp., corporation doing business in Clackamas County, Oregon;

●	Hemptown USA, LLC, limited liability company doing business in Clackamas County, Oregon.

●	FUNCTIONAL BRANDS INC corporation doing business in Clackamas County, Oregon;

8. Certification of Judgment

I, Eric Gripentrog, in my capacity as Chief Executive Officer of the Defendant corporations, certify that this Confession of Judgment is just, accurate, and authorized by the Defendants. By signing this Confession of Judgment, Defendants acknowledge:

1.	The judgment amount of $2,417,366.00 is valid and presently due, subject to any partial payments under the Forbearance Agreement.

2.	Defendants authorize the entry of this General Judgment without further proceedings and without notice.

3.	Defendants acknowledge that this General Judgment may be enforced tlnough execution, including foreclosure of the collateral secured by UCC filings, and that Plaintiffs may assume control of the business, its assets, and operations.

HTO NEVADA INC.

By:	/s/ Eric Gripentrog
Eric Gripentrog, Chief Executive Officer

HTO HOLDINGS INC.

By:	/s/ Eric Gripentrog
Eric Gripentrog, Chief Executive Officer

HEMPTOWN ORGANICS CORP.

By:	/s/ Eric Gripentrog
Eric Gripentrog, Chief Executive Officer

HEMPTOWN USA, LLC

By:	/s/ Eric Gripentrog
Eric Gripentrog, Chief Executive Officer

FUNCTIONAL BRANDS INC.

By:	/s/ Eric Gripentrog
Eric Gripentrog, Chief Executive Officer

State of Oregon)

County of Washington

On this 25thday of September, 2024, Eric Gripentrog, personally appeared before me and acknowledged signature of the foregoing instrument in his capacity as Chief Executive Officer of the Defendant corporations, to be his voluntary act and deed.

NOTARY PUBLIC FOR OREGON

Printed Name: Allyssan Brown

Commission No.: 1013748

My commission expires: June 21, 2025